Exhibit 10.33

ENGLISH VERSION

CONTRACT
FOR THE SUPPLY OF KALLO MOBILECARE™ & RURALCARE™

MINISTRY OF HEALTH
Conakry, Guinea

January 7, 2014

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Section I. General Conditions of Contract

Table of Clauses

Parties to the Contract ...4

Definitions ...4

Contract ...5

Notices ...8

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Section I.  General Conditions of Contract

Parties to the Contract

1.1 The Purchaser is the Ministry of Health, The Republic of Guinea and the Administration et Controle Des Grand Projects (ACGP).

1.2 The Place/Site and Country is the Republic of Guinea.

1.3 The Supplier is Kallo Inc. USA, headquartered in Canada.

Definitions

2.1 The following words and expressions shall have the meanings hereby assigned to them:

(a) “Contract” means the Agreement entered into between the Purchaser and the Supplier, together with the Contract Documents referred to therein, including all attachments, appendices, and all documents incorporated by reference therein. In the event of a conflict between the terms of this Agreement and any other Contract Document, the terms of this Agreement shall prevail.

(b) “Contract Documents” means the documents listed in the Agreement, including any amendments thereto.

(c) “Contract Price” means the price payable to the Supplier as specified in the Agreement, subject to such additions and adjustments thereto or deductions therefrom, as may be made pursuant to the Contract.

(d) “Day” means calendar day.

(e) “Delivery” means the transfer of ownership of the Goods from the Supplier to the Purchaser in accordance with the terms and conditions set forth in the Contract.

(f) “Completion” means the fulfillment of the Related Services by the Supplier in accordance with the terms and conditions set forth in the Contract.

(g)  “GCC” means the General Conditions of Contract.

(h) “Goods” means all of the commodities, raw material, machinery and equipment, and/or other materials that the Supplier is required to supply to the Purchaser under the

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Contract.

(i) “Purchaser” means the entity purchasing the Goods and Related Services, as specified in the SCC.

(j) “Related Services” means the services incidental to the supply of the goods, such as insurance, installation, training and initial maintenance and other similar obligations of the Supplier under the Contract.

(k) “SCC” means the Special Conditions of Contract.

(l) “Subcontractor” means any natural person, private or government entity, or a combination of the above, including its legal successors or permitted assigns, to whom any part of the Goods to be supplied or execution of any part of the Related Services is subcontracted by the Supplier.

(m) “Supplier” means the natural person, private or government entity, or a combination of the above, whose Proposal to perform the Contract has been accepted by the Purchaser and is named as such in the Agreement, and includes the legal successors or permitted assigns of the Supplier.

(n) “The Site,” where applicable, means the place named in the SCC.

Contract Documents	3.1 Subject to the order of precedence set forth in the Agreement, all documents forming the Contract (and all parts thereof) are intended to be correlative, complementary, and mutually explanatory.
Corrupt Practices
   4.1 The Government of Guinea (GOG) requires that all Procurement Entities as well as Tenderers, Suppliers, Contractors and Consultants participating in contracts financed from the public funds of the Republic of Guinea, adhere to the highest ethical standards, both during the Proposing process and throughout the execution of such contracts. The list of definitions set forth below involves the most common types of corrupt practices, but is not exhaustive. For this reason, the Public Procurement Authority will also consider claims of similar nature involving alleged acts of corruption, in accordance with the established procedure.

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(a).  “Bribery” means the act of unduly offering, giving, receiving or soliciting anything of value to influence the process of procuring goods or services, selecting consultants, or executing contracts.

(b). “Extortion” or “Coercion” means the act attempting to influence the process of procuring goods or services, selecting consultants, or executing contracts by means of threats of injury to person, property or reputation.

(c).  “Fraud” means the misrepresentation of information or facts for the purpose of influencing the process of procuring goods or services, selecting consultants, or executing contracts, to the detriment of the Procurement Entity/Purchaser or other participants.

(d).   “Collusion” is an agreement between tenderers designed to result in tenders at artificial prices that are not competitive.

       4.2     If, in accordance with the administrative procedures of the Public Procurement Authority, it is demonstrated that a government/public official, or anyone acting on his or her behalf, and/or a Tenderer in a procurement process or supplier/contractor during the execution of the contract carried out in connection with a project financed from the public funds of the Republic of Guinea has committed corrupt practices, the Public Procurement Board or the Administration et Controle Des Grands Projects will:

                  (a)     reject a proposal to award a contract in connection with the respective procurement process; and/or

                  (b)    declare a firm and/or its personnel directly involved in corrupt practices, temporarily or permanently ineligible to be awarded future contracts financed from the public funds of the Republic of Guinea.

    4.3   Any communications between the Supplier and the Purchaser related to matters of alleged fraud or corruption must be made in writing.

Interpretation
           5.1     If the context so requires it, singular means plural and vice versa.

           5.2     Incoterms

(a) Unless otherwise specified in the SCC, the meaning of any trade term and the rights and obligations of parties thereunder shall be as prescribed by Incoterms.

(b) The terms EXW, FOB, FCA, CIF, CIP, and other similar terms, when used, shall be governed by the rules prescribed in the current edition of Incoterms, published by the International Chamber of Commerce at the date of the Invitation for Tenders or as specified in the SCC.

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           5.3 Entire Agreement

The Contract constitutes the entire agreement between the Purchaser and the Supplier and supersedes all communications, negotiations and agreements (whether written or oral) of parties with respect thereto made prior to the date of Contract.

    5.4 Amendment

No amendment or other variation of the Contract shall be valid unless it is in writing, is dated, expressly refers to the Contract, and is signed by a duly authorized representative of each party thereto.

    5.5 Nonwaiver

(a) Subject to GCC Sub-Clause 5.5(b) below, no relaxation, forbearance, delay, or indulgence by either party in enforcing any of the terms and conditions of the Contract or the granting of time by either party to the other shall prejudice, affect, or restrict the rights of that party under the Contract, neither shall any waiver by either party of any breach of Contract operate as waiver of any subsequent or continuing breach of Contract.

(b) Any waiver of a party’s rights, powers, or remedies under the Contract must be in writing, dated, and signed by an authorized representative of the party granting such waiver, and must specify the right and the extent to which it is being waived.

5.6 Severability

If any provision or condition of the Contract is prohibited or rendered invalid or unenforceable, such prohibition, invalidity or unenforceability shall not affect the validity or enforceability of any other provisions and conditions of the Contract.

Language
6.1 The Contract as well as all correspondence and documents relating to the Contract exchanged by the Supplier and the Purchaser, shall be written in the language specified in the SCC.  Supporting documents and printed literature that are part of the Contract may be in another language provided they are accompanied by an accurate translation of the relevant passages in the language specified in the SCC, in which case, for purposes of interpretation of the Contract, this translation shall govern.

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Notices
7.1     Any notice given by one party to the other pursuant to the Contract  shall be in writing to the address specified in the SCC.  The term “in writing” means communicated in written form with proof of receipt.

          A notice shall be effective when delivered or on the notice’s effective date, whichever is later.

Governing Law	8.1 The Contract shall be governed by and interpreted in accordance with the Federal Laws of Canada, unless otherwise specified in the SCC.
Settlement of Disputes
9.1 The Purchaser and the Supplier shall make every effort to resolve amicably by direct informal negotiation any disagreement or dispute arising between them under or in connection with the Contract.

9.2 If the parties fail to resolve such a dispute or difference by mutual consultation within twenty-eight (28) days from the notice of the dispute, either party may require that the dispute be referred for arbitration in accordance with GCC 6.1 referred in Section II.

Scope of Supply
10.1 Subject to the SCC, the Goods and Related Services to be supplied shall be as specified in the Technical Proposal Ref#AF/GU/NOV-2013/TP-000202 under the Bill of Goods.

10.2 Subject to the SCC, costs of Goods and Related Services to be supplied shall be as specified in the Financial Proposal Ref# AF/GU/NOV-2013/FP-000202 under the Bill of Goods.

10.3 Subject to the SCC, financing for the project is to be arranged by the supplier at an interest rate less than or equal to the Government of Guinea sovereign rate of borrowing applicable for Central Bank guarantee.

Delivery and Documents

11.1 Subject to GCC Sub-Clause 28.1, the Delivery of the Goods and Completion of the Related Services shall be in accordance with the Delivery and Completion Schedule specified in the Technical Proposal. The details of shipping and other documents to be furnished by the Supplier are specified in the SCC.

Supplier’s Responsibilities	12.1 The Supplier shall supply all the Goods and Related Services included in the Scope of Supply in accordance with GCC Clause 10.1, and the Delivery and Completion Schedule, as per GCC Clause 11.1.

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Contract Price

13.1 Prices charged by the Supplier for the Goods delivered and the Related Services performed under the Contract shall not vary from the prices quoted by the Supplier in its Financial Proposal, with the exception of any price adjustments authorized in the SCC.

Terms of Payment

14.1 The Contract Price, including any Advance Payments, if applicable, shall be paid as specified in the SCC.

14.2 The Supplier’s request for payment shall be made to the Purchaser in writing, accompanied by invoices describing, as appropriate, the Goods delivered and Related Services performed, and by the documents submitted pursuant to GCC Clause 11.1 and upon fulfillment of all the obligations stipulated in the Contract, i.e. it has to be subjected to the clause 14.1 SCC.

14.3 The Purchaser shall make payments by:

14.4 Direct Bank Wire Transfer

~~14.5~~ Letter of Credit on terms acceptable to Supplier, including those described in GCC 14.

14.6 The currency in which payments shall be made to the Supplier under this Contract shall be in US dollars.

14.7 In the event that the Purchaser fails to pay the Supplier any payment by its respective due date or within the period set forth in the SCC, the Purchaser shall pay to the Supplier interest on the amount of such delayed payment at the rate shown in the SCC, for the period of delay until payment has been made in full, whether before or after judgment or arbitrage award.

Taxes and Duties
15.1 For goods supplied from outside Guinea, the Government of Guinea shall be entirely responsible for all taxes, customs duties, excise duties, stamp duties, license fees, contract registration fees and other such levies imposed within and outside the Republic of Guinea.

15.2 For goods supplied from within Guinea, the Government of Guinea shall be entirely responsible for all taxes, duties, license fees, etc., incurred until delivery of the contracted Goods to the Purchaser.

15.3 If any tax exemptions, reductions, allowances or privileges may be available to the Supplier in Guinea, the Purchaser shall use its best efforts to enable the Supplier to benefit from any such tax savings to the maximum allowable extent.

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Copyright
16.1 The copyright in all drawings, documents, and other materials containing data and information furnished to the Purchaser by the Supplier herein shall remain vested in the Supplier, or, if they are furnished to the Purchaser directly or through the Supplier by any third party, including suppliers of materials, the copyright in such materials shall remain vested in such third party.

Confidential Information
17.1 The Purchaser and the Supplier shall keep confidential and shall not, without the written consent of the other party hereto, divulge to any third party any documents, data, or other information furnished directly or indirectly by the other party hereto in connection with the Contract, whether such information has been furnished prior to, during or following completion or termination of the Contract.  Notwithstanding the above, the Supplier may furnish to its Subcontractor such documents, data, and other information it receives from the Purchaser to the extent required for the Subcontractor to perform its work under the Contract, in which event the Supplier shall obtain from such Subcontractor an undertaking of confidentiality similar to that imposed on the Supplier under GCC Clause 17.

17.2 The Purchaser shall not use such documents, data, and other information received from the Supplier for any purposes unrelated to the contract.  Similarly, the Supplier shall not use such documents, data, and other information received from the Purchaser for any purpose other than the design, procurement, or other work and services required for the performance of the Contract.

17.3 The obligation of a party under GCC Sub-Clauses 17.1 and 17.2 above, however, shall not apply to information that:

(a) the Purchaser or Supplier need to share with the Public Procurement Board of the Republic of Guinea or other institutions participating in the financing of the Contract;

(b) now or hereafter enters the public domain through no fault of that party;

(c) can be proven to have been possessed by that party at the time of disclosure and which was not previously obtained, directly or indirectly, from the other party; or

(d) otherwise lawfully becomes available to that party from a third party that has no obligation of confidentiality.

17.4 The above provisions of GCC Clause 17 shall not in any way modify any undertaking of confidentiality given by either of the parties hereto prior to the date of the Contract in respect of the Supply or any part thereof.

17.5 The provisions of GCC Clause 17 shall survive completion or termination, for whatever reason, of the Contract.

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Subcontracting

18.1 Subcontracting shall in no event relieve the Supplier from any of its obligations, duties, responsibilities, or liability under the Contract.

18.2 Subcontracts shall comply with the provisions of GCC Clause 4

Specifications and Standards

19.1 Technical Specifications and Drawings

(a) The Supplier shall ensure that the Goods and Related Services comply with technical specifications and other provisions of the Contract.

(b) The Supplier shall be entitled to disclaim responsibility for any design, data, drawing, specification or other document, or any modification thereof provided or designed by or on behalf of the Purchaser, by giving a notice of such disclaimer to the Purchaser.

(c) The Goods and Related Services supplied under this Contract shall conform to the standards mentioned in the Technical Proposal and, when no applicable standard is mentioned, the standard shall be equivalent or superior to the official standards whose application is appropriate to the goods’ country of origin.

   19.2 Wherever references are made in the Contract to codes and standards in accordance with which it shall be executed, the edition or the revised version of such codes and standards shall be those specified in the Financial Proposal. During Contract execution, any changes in any such codes and standards shall be applied only after approval by the Purchaser and shall be treated in accordance with GCC Clause 28.

Packing and Documents

20.1 The Supplier shall provide such packing of the goods as is required to prevent their damage or deterioration during transit to their final destination, as indicated in the Contract.  During transit, the packing shall be sufficient to withstand, without limitation, rough handling and exposure to extreme temperatures, salt and precipitation, and open storage.  Packing case size and weights shall take into consideration, where appropriate, the remoteness of the goods’ final destination and the absence of heavy handling facilities at all points in transit.

20.1   The packing, marking, and documentation within and outside the packages shall comply strictly with such special requirements as shall be expressly provided for in the Contract, including additional requirements, if any, specified in the SCC, and in any other instructions ordered by the Purchaser.

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Insurance
21.1   Unless otherwise specified in the SCC, the Goods supplied under the Contract shall be fully insured—in a freely convertible currency—against loss or damage incidental to manufacture or acquisition, transportation, storage, and delivery, in accordance with the applicable Incoterms or in the manner specified in the SCC.

Transportation	22.1 Unless otherwise specified in the SCC, responsibility for arranging transportation of the Goods shall be in accordance with the Incoterms specified in the Financial Proposal.
Inspections and Tests

23.1 The Supplier shall at its own expense and at no cost to the Purchaser carry out all such tests and/or inspections of the Goods and Related Services.

23.2 The inspections and tests may be conducted on the premises of the Supplier or its Subcontractor, at point of delivery.   Subject to GCC Sub-Clause 23.3, if conducted on the premises of the Supplier or its Subcontractor, all reasonable facilities and assistance, including access to drawings and production data, shall be furnished to the inspectors at no charge to the Purchaser.

23.3 The Purchaser or its designated representative shall be entitled to attend the tests and/or inspections referred to in GCC Sub-Clause 23.2, provided that the Purchaser bear all of its own costs and expenses incurred in connection with such attendance including, but not limited to, all traveling and board and lodging expenses.

23.4 Whenever the Supplier is ready to carry out any such test and inspection, it shall give a reasonable advance notice, including the place and time, to the Purchaser.  The Supplier shall obtain from any relevant third party or manufacturer any necessary permission or consent to enable the Purchaser or its designated representative to attend the test and/or inspection.

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23.5 The Purchaser may require the Supplier to carry out any test and/or inspection not required by the Contract but deemed necessary to verify that the characteristics and performance of the Goods comply with the technical specifications codes and standards under the Contract, provided that the Supplier’s reasonable costs and expenses incurred in the carrying out of such test and/or inspection shall be added to the Contract Price. Further, if such test and/or inspection impedes the progress of manufacturing and/or the Supplier’s performance of its other obligations under the Contract, due allowance will be made in respect of the Delivery Dates and Completion Dates and the other obligations so affected.

23.6 The Supplier shall provide the Purchaser with a report of the results of any such test and/or inspection.

23.7 The Purchaser may reject any Goods or any part thereof that fail to pass manufacturer’s prescribed field test and/or inspection or do not conform to the specifications. The Supplier shall either rectify or replace such rejected Goods or parts thereof or make alterations necessary to meet the specifications at no cost to the Purchaser, and shall repeat the test and/or inspection, at no cost to the Purchaser, upon giving a notice pursuant to GCC Sub-Clause 23.4.

23.8 The Supplier agrees that neither the execution of a test and/or inspection of the Goods or any part thereof, nor the attendance by the Purchaser or its representative, nor the issue of any report pursuant to GCC Sub-Clause 23.6, shall release the Supplier from any warranties or other obligations under the Contract.

Warranty

24.1 The Supplier warrants that all the Goods are new, unused, and of the most recent or current models, and that they incorporate all recent improvements in design and materials, unless provided otherwise in the Contract.

24.2 Subject to GCC Sub-Clause 19.1, the Supplier further warrants that the Goods shall be free from defects arising from any act or omission of the Supplier or arising from design, materials, and workmanship, under normal use in the conditions prevailing in the country of final destination.

24.3 Unless otherwise specified in the SCC, the warranty shall remain valid for twelve (12) months after the Goods, or any portion thereof as the case may be, have been delivered to and accepted at the final destination indicated in the SCC.

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Patent & Copyright Indemnity
24.4 Upon receipt of such notice, the Supplier shall, within the period specified in the SCC, expeditiously repair or replace the defective Goods or parts thereof, at no cost to the Purchaser.

24.5 If having been notified, the Supplier fails to remedy the defect within the period specified in the SCC, the Purchaser may proceed to take within a reasonable period such remedial action as may be necessary, at the Supplier’s risk and expense and without prejudice to any other rights which the Purchaser may have against the Supplier under the Contract.

25.1 The Supplier shall, subject to the Purchaser’s compliance with GCC Sub-Clause 25.2, for a period of twelve (12) months, indemnify and hold harmless the Purchaser and its employees and officers from and against any and all suits, actions or administrative proceedings, claims, demands, losses, damages, costs, and expenses of any nature, including attorney’s fees and expenses, which the Purchaser may suffer as a result of any infringement or alleged infringement of any patent, utility model, registered design, trademark, copyright, or other intellectual property right registered or otherwise existing at the date of the Contract by reason of:

(a) the installation of the Goods by the Supplier or the use of the Goods in the country where the Site is located; and

(b) the sale in any country of the products produced by the Goods.

Such indemnity shall not cover any use of the Goods or any part thereof other than for the purpose indicated by or to be reasonably inferred from the Contract, neither any infringement resulting from the use of the Goods or any part thereof, or any products produced thereby in association or combination with any other equipment, plant, or materials not supplied by the Supplier, pursuant to the Contract.

25.2 If any proceedings are brought or any claim is made against the Purchaser arising out of the matters referred to in GCC Sub-Clause 25.1, the Purchaser shall promptly give the Supplier a notice thereof, and the Supplier may at its own expense and in the Purchaser’s name conduct such proceedings or claim and any negotiations for the settlement of any such proceedings or claim.

25.3 If the Supplier fails to notify the Purchaser within twenty-eight (28) days after receipt of such notice that it intends to conduct any such proceedings or claim, then the Purchaser shall be free to conduct the same on its own behalf.

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25.4 The Purchaser shall, at the Supplier’s request, afford all available assistance to the Supplier in conducting such proceedings or claim, and shall be reimbursed by the Supplier for all reasonable expenses incurred in so doing.

25.5 The Purchaser shall indemnify and hold harmless the Supplier and its employees, officers, and Subcontractors from and against any and all suits, actions or administrative proceedings, claims, demands, losses, damages, costs, and expenses of any nature, including attorney’s fees and expenses, which the Supplier may suffer as a result of any infringement or alleged infringement of any patent, utility model, registered design, trademark, copyright, or other intellectual property right registered or otherwise existing at the date of the Contract arising out of or in connection with any design, data, drawing, specification, or other documents or materials provided or designed by or on behalf of the Purchaser.

Limitation of Liability
26.1   Except in cases of criminal negligence or willful misconduct,

    (a)the Supplier shall not be liable to the Purchaser, whether in contract, tort, or otherwise, for any indirect or consequential loss or damage, loss of use, loss of production, or loss of profits or interest costs; and

(b)the aggregate liability of the Supplier to the Purchaser, whether under the Contract, in tort or otherwise, shall not exceed the total Contract Price, provided that this limitation shall not apply to the cost of repairing or replacing defective equipment, or to any obligation of the supplier to indemnify the purchaser with respect to patent infringement

Change in Laws and Regulations

Unless otherwise specified in the Contract, if after the date of the Invitation to Tender, any law, regulation, ordinance, order or by-law having the force of law is enacted, promulgated, abrogated, or changed in the particular area of Guinea where the Site is located (which shall be deemed to include any change in interpretation or application by the competent authorities) that subsequently affects the Delivery Date and/or the Contract Price, then such Delivery Date and/or Contract Price shall be correspondingly increased or decreased, to the extent that the Supplier has thereby been affected in the performance of any of its obligations under the Contract.  Notwithstanding the foregoing, such additional or reduced cost shall not be separately paid or credited if the same has already been accounted for in the price adjustment provisions where applicable, in accordance with GCC Clause 13.

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Force Majeure

27.1 The Supplier shall not be liable for forfeiture of its performance security, liquidated damages, or termination for default if and to the extent that its delay in performance or other failure to perform its obligations under the Contract is the result of an event of Force Majeure.

27.2 For purposes of this Clause, “Force Majeure” means an event or situation beyond the control of the Supplier that is not foreseeable, is unavoidable, and its origin is not due to negligence or lack of care on the part of the Supplier.  Such events may include, but not be limited to, acts of the Purchaser in its sovereign capacity, wars or revolutions, fires, floods, epidemics, quarantine restrictions, and freight embargoes.

27.3 If a Force Majeure situation arises, the Supplier shall promptly notify the Purchaser in writing of such condition and the cause thereof.  Unless otherwise directed by the Purchaser in writing, the Supplier shall continue to perform its obligations under the Contract as far as is reasonably practical, and shall seek all reasonable alternative means for performance not prevented by the Force Majeure event.

Change Orders and Contract Amendments

28.1 The Purchaser may at any time order the Supplier through notice in accordance GCC Clause 7, to make changes within the general scope of the Contract in any one or more of the following, providing that the change is not detrimental in any way to the Supplier:

(a) drawings, designs, or specifications, where Goods to be furnished under the Contract are to be specifically manufactured for the Purchaser;

(b) the method of shipment or packing;

(c) the place of delivery; and

(d) the Related Services to be provided by the Supplier.

28.2 If any such change causes an increase in the cost of, or the time required for, the Supplier’s performance of any provisions under the Contract, an equitable adjustment shall be made in the Contract Price and in the Delivery/Completion Schedule, and the Contract shall accordingly be amended. Any claims by the Supplier for adjustment under this Clause must be asserted within twenty-eight (28) days from the date of the Supplier’s receipt of the Purchaser’s change order.

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Extensions of Time
28.3 Prices to be charged by the Supplier for any Related Services that might be needed but which were not included in the Contract shall be agreed upon in advance by the parties and shall not exceed the prevailing rates charged to other parties by the Supplier for similar services.

29.1 If at any time during performance of the Contract, the Supplier or its subcontractors should encounter conditions impeding timely delivery of the Goods or completion of Related Services pursuant to GCC Clause 11, the Supplier shall promptly notify the Purchaser in writing of the delay, its likely duration, and its cause.  As soon as practicable after receipt of the Supplier’s notice, the Purchaser shall evaluate the situation and extend the Supplier’s time for performance, in which case the extension shall be ratified by the parties by amendment of the Contract.

Termination

30.1 Termination for Default

(a) The Purchaser, without prejudice to any other remedy for breach of Contract, by notice of default sent to the Supplier, may terminate the Contract in whole or in part:

(i) if the Supplier fails to deliver any or all of the Goods within the period specified in the Contract, or within any extension thereof granted by the Purchaser pursuant to GCC Clause 29; or

(ii) if the Supplier fails to perform any other material obligation under the Contract and such obligation goes unremedied by the Supplier for a period of thirty (30) days.

(b) If the Supplier, has engaged in corrupt or fraudulent practices, as defined in GCC Clause 4, as determined by a court of competent jurisdiction or arbitral award, in competing for or in executing the Contract.

30.2 Termination for Insolvency.

(a) The Purchaser may at any time terminate the Contract by giving notice to the Supplier if the Supplier becomes bankrupt or otherwise insolvent.  In such event, termination will be without compensation to the Supplier, provided that such termination will not prejudice or affect any right of action or remedy that has accrued or will accrue thereafter to the Purchaser

(b) The Supplier is able to terminate the Contract under the conditions stated in clause 14.5 GCC.

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Assignment	31.1 Neither the Purchaser nor the Supplier shall assign, in whole or in part, their obligations under this Contract, except with prior written consent of the other party.

Section II. Special Conditions of Contract

The following Special Conditions of Contract (SCC) shall supplement and / or amend the General Conditions of Contract (GCC).  Whenever there is a conflict, the provisions herein shall prevail over those in the GCC.

GCC 1.1	The Purchaser is: MINISTÈRE DE LA SANTÉ ET DE L’ADMINISTRATION ET CONTROLE DES GRANDS PROJETS (ACGP)
GCC 1.2	The Site is: Republic of Guinea
GCC 5.2	The version edition of Incoterms shall be: CIF CONAKRY PORTS
GCC 6.1	The language shall be: FRENCH/ENGLISH
GCC 7.1
For notices, the Purchaser’s address shall be:

Attention: MINISTER OF HEALTH

Street Address: BOULEVARD DU COMMERCE

Floor/ Room number: BP : 585

City: Conakry

Country: Republic of Guinea

Telephone: + 224 30 41 10 88

GCC 8.1	The governing law shall be the Federal Law of Canada
GCC 9.2
The formal mechanism for the resolution of disputes shall be as follows:

Any dispute, difference, controversy or claim in respect of, arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules in effect on the date of this Agreement.  The appointing authority shall be the Team Leader of the Commercial List in the Toronto Region of the Superior Court of Justice of Ontario.  The number of arbitrators shall be one (1).  The place of arbitration shall be Toronto, Ontario, Canada.  The language to be used in the arbitral proceedings shall be English.

GCC 10.1 GCC 10.2 GCC 10.3
The scope of supply for the Goods and Related Services to be supplied shall be as specified in: KALLO TECHNICAL PROPOSAL REFERENCE NO: AF/GU/NOV-2013/TP-000202

Pricing for the Goods and Related Services to be supplied shall be specified in: KALLO FINALCIAL PROPOSAL REFERENCE NO: AF/GU/NOV-2013/FP-000202

THE REPUBLIC OF GUINEA shall provide a Central Bank and Ministry of Finance guarantee for the total value of the project in order to help the supplier facilitate suitable financing.

GCC 11.1
Delivery and Documents

Upon shipment, the Supplier shall notify the Purchaser and the Insurance Company by fax or email the full details of the shipment (or the other transport site), including Contract number, description of Goods, quantity, the vessel, the bill of lading number and date, port (site) of loading, date of shipment (site) port of discharge, etc.  The Supplier shall mail the following documents to the Purchaser, with a copy to the Insurance Company:

(i)copies of the Supplier’s invoice showing Goods’ description, quantity, unit price, and total amount;
(ii)original and 2 copies of the negotiable, clean, on-board bill of lading marked “freight prepaid” and 2 copies of nonnegotiable bill of lading or CIM or CMR depending on the sort of transport occurring first;
(iii)copies of the packing list identifying contents of each package;
(iv)insurance certificate;
(v)Manufacturer’s or Supplier’s warranty certificate;
(vi)the Supplier’s factory inspection report; and
(vii)certificate of origin.

The above documents shall be received by the Purchaser at least one week before arrival of the Goods at the port or place of arrival and, if not received, the Supplier will be responsible for any consequent expenses.

For Goods from within the Purchaser’s country:

Sample Provision (EXW term)

Upon delivery of the Goods to the transporter, the Supplier shall notify the Purchaser and mail the following documents to the Purchaser:

(i)copies of the Supplier’s invoice showing Goods’ description, quantity, unit price, and total amount;
(ii)delivery note, railway receipt, or truck receipt;
(iii)Manufacturer’s or Supplier’s warranty certificate;
(iv)inspection certificate issued by the nominated inspection agency, and the Supplier’s factory inspection report; and
(v)certificate of origin.

The above documents shall be received by the Purchaser before arrival of the Goods and, if not received, the Supplier will be responsible for any consequent expenses.

GCC 13.1	The prices charged for the Goods delivered and the related Services performed SHALL NOT be adjustable.
GCC 14.1

Payment shall be made (in US DOLLARS) in the following manner:
1) By Direct Bank Wire Transfer
80% of the total value including freight & insurance cost to be wire transferred upon presentation of the Government Of Guinea supply contract.
20% of the total value including freight & insurance cost to be wire transferred upon presentation of a customer certified invoice and dock receipt for the first partial shipment FCA U.S. port or Canadian port.
2) By an unrestricted and irrevocable Letter of Credit at sight confirmed by a prime US or Canadian bank without penalty clauses, valid for 330 days (allows for shipping arrangements), subject to the Uniform Customs & Practice for Documentary Credits, UCP 600 (2007 Revision), payable as indicated below.
80% of the total value including freight & insurance cost to be authorized for release upon presentation of the Government Of Guinea supply contract.
20% of the total value including freight & insurance cost to be authorized for release upon presentation of a customer certified invoice and dock receipt for the first partial shipment FCA U.S. port or Canadian port.

GCC 20.2	The packing, marking and documentation within and outside the packages shall be: MINISTRY OF HEALTH, Guinea
GCC 21.1	The Insurance shall be in an amount equal to 100 percent of the CIF or CIP value of the Goods from “warehouse” to “warehouse” on “All Risks” basis, excluding War Risks and Strikes.
GCC 22.1
Responsibility for transportation of the Goods shall be as specified in the Incoterms.
If not in accordance with Incoterms, responsibility for transportations shall be as follows:

1) Kallo’s production center to Conakry (Seaport), Guinea will be Kallo’s responsibility.

2) Conakry (Seaport), Guinea to respective sites will be Government of Guinea’s responsibility.

GCC 23.2	The Inspections and tests and its acceptance by the Purchaser’s shall be conducted at: MANUFACTURER’S SITE
GCC 24.3	The period of validity of the Warranty shall be: 12 months For purposes of the Warranty, the place of final destination shall be: Republic of Guinea

Contract Forms

Table of Forms

Contract ...28

Instruction for completing the Contract Forms .........................................................................................................................................................................................32

Section VIII Special Conditions of Contract

Contract

THIS AGREEMENT made the 7th day of January, 2014, between MINISTÈRE DE LA SANTÉ ET DE L’ADMINISTRATION ET CONTROLE DES GRANDS PROJETS (ACGP) (hereinafter “the Purchaser”), of the one part, and Kallo Inc. USA, headquartered in Canada.

 (hereinafter “the Supplier”), of the other part:

WHEREAS the Purchaser invited the Supplier to Propose for certain Goods and Related Services, viz.,Technical proposal Ref# AF/GU/NOV-2013/TP-000202 and Financial Proposal Ref# AF/GU/NOV-2013/FP-000202 and has accepted a Proposal by the Supplier for the supply of those Goods and Related Services in the sum of US$200,000,925 (Two Hundred Million Nine Hundred Twenty-Five US Dollars) (hereinafter “the Contract Price”).

NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:

1.           In this Agreement words and expressions shall have the same meanings as are respectively assigned to them in the Contract referred to.

2.           The following documents shall be deemed to form and be read and construed as part of this Agreement, viz.:

(a)	the Purchaser’s Notification to the Supplier of award of Contract;
(b)	the Technical Proposal Ref# AF/GU/NOV-2013/TP-000202 and Financial Proposal Ref# AF/GU/NOV-2013/FP-000202 Supplier;
(c)	the Special Conditions of Contract;
(d)	the General Conditions of Contract;

3.           In consideration of the payments to be made by the Purchaser to the Supplier as indicated in this Agreement, the Supplier hereby covenants with the Purchaser to provide the Goods and Related Services and to remedy defects therein in conformity in all respects with the provisions of the Contract.

4.           The Purchaser hereby covenants to pay the Supplier in consideration of the provision of the Goods and Related Services and the remedying of defects therein, the Contract Price or such other sum as may become payable under the provisions of the Contract at the times and in the manner prescribed by the Contract.

IN WITNESS whereof the parties hereto have caused this Agreement to be executed in accordance with the laws of Guinea on the day, month and year indicated above.

For the Purchaser:

Name __Son Excellence Docteur Edouard Niankoye LAMA______
Designation __Minister of Health________________

Signature __________________________________

Witness __________________________________

For the Supplier:

Name _____John Cecil__________
Designation __Chariman & CEO________________

Signature _____________________________________

Witnessed by __________________________________

FRENCH VERSION

CONTRAT
POUR LA PROVISION DE KALLO MOBILECARE™
ET RURALCARETM

MINISTÈRE DE LA SANTÉ
Conakry, Guinée

07 janvier, 2014

Section I.  Conditions Générales du Contrat                                                                                                                                                                                                                                                                          2

Section I. Conditions Générales du Contrat

Table de Clauses

Langue ...8

Section I.  Conditions Générales du Contrat

Section I.  Conditions Générales du Contrat

Parties au Contrat

1.4 L’Acheteur est le Ministère de la Santé, la République de Guinée et de l’Administration et Contrôle Des Grands Projets (ACGP).

1.5 Le Lieu/Site et le Pays est la République de Guinée.

1.6 Le Fournisseur est Kallo Inc. USA, dont le siège est au Canada.

Définitions

2.1 Les mots et expressions suivants ont le sens qui leur est attribué:

(o) “Contrat” désigne l’Entente conclue entre l’Acheteur et le Fournisseur, ainsi que les Documents Contractuels contenus, toutes les pièces jointes, annexes, et tous les documents de référence incorporés. Dans l'éventualité d'un conflit entre les termes de cette Entente et de tout autre document du Contrat, les termes de cette Entente emporteront sur l’autre.

(p) “Documents du Contrat” désigne les documents visés dans l’Entente, et les modifications y afférentes.

(q) “Prix du Contrat” veut dire la somme à payer au Fournisseur spécifiée dans l’Entente, sous réserve des ajouts aux ajouts et ajustements ou soustractions qui pourraient être effectués en vertu du Contrat.

(r) “Jour” signifie jour calendrier.

(s) “Livraison” fait référence au transfert de propriété des Biens du Fournisseur à l'Acheteur conformément aux termes et conditions énoncés dans le Contrat.

(t) “Achèvement” signifie la prestation des Services Connexes par le Fournisseur conformément aux termes et conditions énoncés dans le Contrat.

(u) “CGC” signifie les Conditions Générales du Contrat.

(v) “Biens” désigne l'ensemble des produits, matières premières, machines et équipements, et/ou d'autres matériaux que le Fournisseur est tenu de fournir à l'Acheteur en vertu du Contrat.

(w) “Acheteur” signifie l'entité achetant les Fournitures et Services Connexes, comme spécifié dans les CPC.

(x) “Services Connexes”  désigne les services afférents à la fourniture des biens, tels que l'assurance, l'installation, la formation et l’entretien initial et d’autres obligations assimilées du Fournisseur en vertu du Contrat.

(y) “CPC” signifie le Conditions Particulières du Contrat.

(z) “Sous-traitant” désigne toute personne physique, privée ou entité gouvernementale, ou une combinaison de ce qui précède, y compris ses successeurs légaux ou ayants droit, à laquelle une partie des marchandises à livrer ou à l'exécution de tout ou partie des Services Connexes est sous-traitée par le Fournisseur.

(aa) “Fournisseur” signifie la personne physique, privée ou entité gouvernementale, ou une combinaison de ce qui précède, et dont la Proposition pour exécuter le Contrat a été acceptée par l'Acheteur et est dénommé comme tel dans l'Accord, et comprend les successeurs légaux ou ayants droit du Fournisseur.

(bb) “Le Site,” le cas échéant, désigne le lieu indiqué dans les CPC.

Documents du Contrat

3.1 Sous réserve de l’ordre de préséance indiqué dans l’Entente, tous les documents constituant le Contrat (et les parties de ceux-ci) sont destinés à être corrélatifs, complémentaires et s’expliquent les uns aux autres.

Pratiques Corrompues
4.1    Le Gouvernement de Guinée (GOG) exige que toutes les Entités d’Approvisionnement ainsi que des Soumissionnaires, Fournisseurs, Entrepreneurs et Consultants qui participent à des contrats financés par les fonds publics de la République de Guinée, s’adhèrent aux normes éthiques les plus élevées, pendant le Processus de Proposition et tout au long de l'exécution de ces contrats. La liste des définitions énoncées ci-dessous comprend les types les plus courants de pratiques de corruption, mais elle n'est pas exhaustive. Pour cette raison, l'Autorité des Marchés Publics examinera également les allégations de même nature impliquant des actes présumés de corruption, conformément à la procédure établie.
(a).  “Corruption” désigne l’acte d’offerte illégale, l’acte d’offrir indûment, donner, recevoir ou solliciter quelque chose de valeur pour influencer le processus d'achat de biens ou de services, la sélection des consultants, ou l'exécution des contrats.
(b). “Extortion” ou “Cohérsion” désigne l’acte d'influencer le processus d'achat de biens ou de services, la sélection des consultants, ou l'exécution des contrats par des menaces d'atteinte à la personne, aux biens ou à la réputation.
(c).  “Fraude” désigne la déformation des informations ou des faits dans le but d'influencer le processus d'achat de biens ou de services, la sélection des consultants, ou l'exécution des contrats, au détriment de l'Entité d’Approvisionnement/Acheteur ou d'autres participants.
(d).   “Collusion” est un accord entre les soumissionnaires visant à aboutir à des offres à des prix artificiels qui ne sont pas compétitifs.
4.2   Si, en conformité avec les démarches administratives de l'Autorité des Marchés Publics, il est démontré qu'un gouvernement/fonctionnaire public ou toute personne agissant en son nom, et/ou un Soumissionnaire dans un processus d'approvisionnement ou fournisseur/entrepreneur lors de l'exécution du contrat réalisé dans le cadre d'un projet financé par les fonds publics de la République de Guinée a engagé des pratiques de corruption, le Conseil des Marchés Publics ou à l'Administration et Contrôle des Grands Projets prenderont les mesures suivantes:
(a)      rejeter une proposition visant à attribuer un contrat dans le cadre du processus d'acquisition respective; et/ou
(b)    déclarer une entreprise et/ou son personnel directement impliqué dans des pratiques de corruption, temporairement ou définitivement inadmissible à l'attribution des futurs contrats financés par les fonds publics de la République de Guinée.
4.3   Toutes les communications entre le Fournisseur et l'Acheteur liées à des questions de fraude présumée ou de corruption doivent être faites par écrit.

Interprétation

5.2 Si le contexte l’éxige, les mots en singulier peuvent s’appliquer au pluriel et vice versa.

5.2     Incoterms
(c) Sauf pour indication contraire dans le CPC, la signification d’un terme commercial et les droits et obligations des parties au Marché sont ceux prescrits par les Incoterms.

(d) Les termes EXW, FOB, FCA, CIF, CIP, et d’autres expressions similaires, lorsqu'ils sont utilisés, doivent être régis par les règles prescrites dans la dernière édition d'Incoterms publiée par la Chambre de Commerce Internationale à la date de l'appel d'offres ou comme spécifié dans le CPC.

5.3     Intégralité de l’Entente
Le Contrat constitue l’ l'intégralité de l'accord entre l'Acheteur et le Fournisseur et remplace toutes les communications,
négociations et accords (écrits ou oraux) des parties à cet égard effectués antérieurement à la date du Contrat.

5.7     Modification

Aucun modification du Contrat ne sera valable que si elle est faite par écrit, est datée, se réfère expressément au Contrat et est signée par un représentant dûment autorisé de chacune des parties.

5.8     Non-Renonciation

(c) Sous réserve de la CGC 5.5 (b) ci-dessous, aucune relaxe, abstention, retard ou indulgence de l'une des parties dans l'application de l'un des termes et conditions du Contrat ou de l'attribution de temps par une partie à l'autre doit influencer, affecter, ni restreindre les droits de cette partie par le Contrat, ni aucune dispense de l’une partie ou l'autre d’une violation du Contrat sera motif d’une dispense à toute violation ultérieure ou persistante du Contrat.

(d) Toute renonciation aux droits, pouvoirs ou recours d'une partie du Contrat doit être faite par écrit, datée et signée par un représentant autorisé de la partie accordant cette renonciation, et préciser le droit et la mesure dans laquelle il est renoncé.

5.9 Divisibilité

Si une quelconque disposition ou condition du Contrat est interdite ou rendue invalide ou inapplicable, cette interdiction, invalidité ou inapplicabilité ne saurait affecter la validité ou le caractère exécutoire des autres Clauses et conditions du Contrat.

Langue

6.2 Le Contrat, toute la correspondance et les documents relatifs au Contrat échangés entre le Fournisseur et l'Acheteur, doit être rédigée dans la langue spécifiée dans le CPC. Les documents complémentaires et les imprimés faisant partie du Contrat pourront être rédigés dans une autre langue, à condition qu'ils soient accompagnés d'une traduction exacte des passages pertinents dans la langue spécifiée dans le CPC, dans ce cas, aux fins d'interprétation du Contrat, cette traduction régira.

Notifications
7.1   Toute notification donnée par une partie à l'autre en vertu du Contrat doit être faite par écrit à l'adresse indiquée dans le CPC. Le terme «par écrit» signifie communiqué sous forme écrite avec accusé de réception.
Un avis sera effectif lors de la livraison ou de la date d'effet de la notification, si elle est postérieure.

Droit Applicable	8.2 Le Contrat sera régit et interpreté conformément aux Lois Fédérales du Canada, sauf indication contraire dans le CPC.
Règlement des Différends

9.3 L’Acheteur et le Fournisseur feront tout éffort tout leur possible pour régler à l'amiable par voie de négociation directe et informelle, tout désaccord ou conflit entre eux ou en relation avec le Contrat.

9.4 Si les parties ne parviennent pas à résoudre un tel conflit ou différend par la consultation mutuelle dans les vingt-huit (28) jours à compter de la notification du différend, chaque partie peut demander que le différend soit soumis à l'arbitrage en conformité avec CGC 6.1, fait référence la section II.

Étendue de Fournitures

10.4 Sous réserve de la CPC, les Biens et Services Connexes à fournir seront précisés dans la Proposition Technique Ref# AF/GU/NOV-2013/TP-000202 dans le cadre du projet de Loi de Marchandises.

10.5 Sous réserve de la CPC, les coûts des Biens et Services Connexes à fournir seront tels que précisé dans la Proposition Financière Ref# AF/GU/NOV-2013/FP-000202 dans le cadre du projet de Loi de Marchandises.

10.6 Sous réserve de la CPC, le financement du projet doit être organisé par le Fournisseur, à un taux d'intérêt inférieur ou égal au taux d’emprunt souverain du Gouvernement de la Guinée applicable pour la garantie de la Banque centrale.

Livraison et Documents

11.2 Sous réserve du CGC Clause 28.1, la Livraison de la Marchandise et l'Achèvement des Services Connexes seront effectués en conformité avec le Programme de Livraison et d'Achèvement précisée dans la Proposition Technique. Les détails de l'expédition et autres documents devant être fournis par le Fournisseur sont spécifiés dans le CPC.

Responsabilités du Fournisseur

12.2 Le Fournisseur fournira toutes les Biens et Services Connexes compris dans l'Étendue de Fournitures conformément aux dispositions de la Clause 10.1, et le Programme de Livraison et d'Achèvement, conformément à la Clause 11.1 du CGC.

Prix du Contrat

13.2 Les prix facturés par le Fournisseur pour les biens livrés et les Services Connexes rendus au titre du Contrat ne varieront pas aux prix indiqués par le Fournisseur dans sa Proposition Financière, à l'exception des modifications de prix autorisées dans le CPC.

Conditions de Paiement

14.8 Le Prix du Contrat, y compris les Paiements Anticipés, s'ils y ont lieu, seront payés comme spécifié dans le CPC.

14.9 La demande du Fournisseur de paiement doit être fait à l'Acheteur par écrit, accompagnée des factures décrivant, le cas échéant , les Fournitures livrées et les Services Connexes rendus, et par les documents présentés conformément aux dispositions de la Clause 11.1 de CGC et à l'accomplissement de toutes les obligations stipulées dans le Contrat, c'est à dire qu'il doit être soumis à la Clause 14.1 CPC.

~~14.10~~ L'Acheteur devra effectuer des paiements par :

~~14.10.1~~  1) Virement télégraphique

~~14.10.2~~ 2) La Lettre de Crédit à des conditions acceptables au Fournisseur, y compris celles décrites dans CGC 14.

14.11 La monnaie dans laquelle les paiements seront effectués au Fournisseur au titre du présent Contrat doit être en dollars américains.

14.12 Dans le cas où l'Acheteur ne paie pas le Fournisseur tout paiement à son échéance respective ou dans la période indiquée dans le CPC , l'Acheteur paiera au Fournisseur des intérêts sur le montant du paiement en retard , au taux indiqué dans le CPC, pour la période de retard jusqu'à ce que le paiement a été effectué en entier, que ce soit avant ou après jugement ou la sentence d'arbitrage.

Impôts et Obligation

15.4 Pour les marchandises livrées depuis la Guinée à l'extérieur, le Gouvernement de la Guinée sera entièrement responsable de tous les impôts, droits de douane, droits d'accise, droits de timbre, droits de licence, les frais d'inscription des contrats et autres taxes dus à l'intérieur et à l'extérieur de la République de Guinée.

15.5 Pour les marchandises livrées à partir de la Guinée, le Gouvernement de la Guinée sera entièrement responsable de tous les impôts, droits, frais de licence, etc, engagés jusqu'à la livraison des Biens sous contrat à l'Acheteur.

15.6 Si des exemptions d’impôts, réductions, abattements ou privilèges peuvent être à la disposition du Fournisseur en Guinée, l'Acheteur doit faire ses meilleurs efforts pour permettre au Fournisseur se bénéficier de ces économies d'impôt au maximum permis.

Droit d’Auteur
16.1 Le droit d'auteur dans tous les plans, documents et autres pièces contenant des données et des renseignements fournis à l'Acheteur par le Fournisseur demeureront la propriété du Fournisseur ou, s'ils sont fournis à l'Acheteur directement ou par l'intermédiaire du Fournisseur par une tierce partie, y compris fournisseurs de matériaux, les droits d'auteur desdits matériaux demeureront la propriété de la dite tierce.

Information Confidentielle

17.6 L' Acheteur et le Fournisseur doivent garder confidentiel et ne doivent pas, sans le consentement écrit de l'autre partie aux présentes, divulguer à des tiers des documents, de données ou toute autre information fournie directement ou indirectement par l'autre partie aux présentes dans le cadre du Contrat, que ces informations aient été fournies avant, pendant ou après l'exécution ou la résiliation du Contrat. Nonobstant ce qui précède, le Fournisseur pourra donner à son Sous-traitant ces documents, données et autres informations qu'il reçoit de l'Acheteur dans la mesure nécessaire pour que le Sous-traitant puisse effectuer son travail en vertu du Contrat, auquel cas le Fournisseur demandera au dit Sous-traitant un engagement de confidentialité analogue à l'engagement imposé au Fournisseur dans la Clause 17 du CGC.

17.7 L'Acheteur ne doit pas utiliser les documents, données et d’autres renseignements reçus du Fournisseur à des fins autres que le Contrat. De même, le Fournisseur ne pourra utiliser ces documents, données et autres informations transmises par l'Acheteur pour des fins autres que la conception, l'approvisionnement, ou d'autres travaux et services nécessaires à l'exécution du Contrat.

17.8 L'obligation d'une partie sous alinéas du CGC 17.1 et 17.2 ci-dessus, ne s'applique pas aux informations qui:

(e) l’Acheteur ou le Fournisseur doivent partager avec le Conseil des Achats Publics de la République de Guinée ou d'autres institutions participant au financement du Contrat;

(f) entrent maintenant ou à l'avenir dans le domaine public sans faute de cette partie;

(g) peuvent être prouvés qu’elles étaient possédées par cette partie au moment de la divulgation et qui n'ont pas été obtenues auparavant, directement ou indirectement, de l'autre partie; ou

(h) deviennent légalement disponibles à cette partie par un tiers qui n'a pas d'obligation de confidentialité.

17.9 Les dispositions précitées dans la Clause 17 du CGC ne doivent en aucune façon quelconque modifier l’engagement de confidentialité donné par l'une des parties aux présentes avant la date du Contrat en ce qui concerne la Fourniture ou une partie de celle-ci.

17.10 Les dispositions de la Clause 17 du CGC resteront en vigueur après l'achèvement ou la résiliation, pour quelque raison, du Contrat.

Sous-traitance

18.3 La Sous-traitance ne libérera en aucun cas le Fournisseur d'aucune de ses obligations, devoirs ou responsabilités en vertu du Contrat.

18.4 La Sous-traitance doit être conformée aux dispositions de la Clause 4 du CGC.

Spécifications et Normes

19.2 Spécifications Techniques et Plans

(d) Le Fournisseur doit s'assurer que les Biens et Services Connexes sont conformes aux spécifications techniques et aux autres dispositions du Contrat.

(e) Le Fournisseur pourra décliner sa responsabilité pour toute conception, données, dessin, spécification ou autre document, ou toute modification de celle-ci fournie ou conçue par ou pour le compte de l'Acheteur, en donnant un préavis d'une telle renonciation à l'Acheteur.

(f) Les Biens et Services Connexes fournis en vertu du présent Contrat doivent être conformes aux  normes mentionnées dans la Proposition Technique et, en cas où aucune norme applicable n’est mentionnée, le critère doit être équivalent ou supérieur aux normes officielles pour les Biens dans le pays d'origine.

19.2   Partout dans le Contrat où il est fait référence aux codes et normes en vertu desquelles il sera exécuté, l'édition ou la version révisée desdits codes et normes sera celle spécifiée dans la Proposition Financière. Pendant l'exécution du Contrat, toute modification de ces codes et normes doit être appliquée qu'après approbation par l'Acheteur et sera traitée conformément à la Clause 28 du CGC.

Emballage et Documents

20.2 Le Fournisseur fournira l'emballage nécessaire des biens pour prévenir leur endommagement ou leur détérioration pendant le transit jusqu'à leur destination finale, comme indiqué dans le Contrat. Au cours du voyage, l'emballage doit être suffisant pour supporter, y compris sans limites, des manipulations brutales, exposition à des températures extrêmes, au sel et aux précipitations, et le stockage ouvert. La taille du boîtier et son poids doivent tenir compte, le cas échéant, l'éloignement de la destination finale des Biens et de l'absence d’installations de manutention lourde à tous les points de transit.

20.1  L'emballage, le marquage et la documentation à l'intérieur et à l'extérieur des emballages doivent se conformer strictement aux exigences particulières, qui doivent être expressées dans le Contrat, y compris les exigences additionnelles, le cas échéant, spécifiées dans le CPC, et à toutes autres instructions données par l'Acheteur.

Assurance
21.1 Sauf indication contraire dans le CPC, les Biens livrés en exécution du Contrat doivent être pleinement assurés – dans une monnaie librement convertible – contre toute perte ou dommage découlant de leur fabrication ou acquisition, leur transport, leur stockage et leur livraison, conformément aux Incoterms en vigueur ou de l'manière spécifiée dans le CPC.

Transport	22.2 Sauf indication contraire dans le CPC, la responsabilité du transport des Biens doit être en conformité avec les Incoterms spécifiés dans la Proposition Financière.
Inspections et Tests

23.9 Le Fournisseur devra, à ses frais et sans frais pour l'Acheteur, effectuer tous les tests et/ou inspections des Biens et Services Connexes.

23.10 Les inspections et les tests peuvent être effectués dans les locaux du Fournisseur ou de son Sous-traitant, au point de Livraison. Sous réserve de la Clause CGC 23.3, si elle est réalisée dans les locaux du Fournisseur ou de son Sous-traitant, toutes les facilités et l'assistance raisonnables, y compris l'accès aux plans et données de production, seront fournies aux inspecteurs, sans frais pour l'Acheteur.

23.11 L'Acheteur ou son représentant autorisé aura le droit d'assister aux tests et/ou inspections visés au CGC Clause 23.2, à condition que l'Acheteur devra payer la totalité de ses frais et dépenses résultant de cette participation, y compris, mais sans s'y limiter à, tous les frais des voyages et d'hébergement.

23.12 Lorsque le Fournisseur sera prêt à effectuer un test et inspection, il doit donner un préavis raisonnable, y compris le lieu et le temps, à l'Acheteur. Le Fournisseur doit obtenir d'une tierce partie ou fabricant toute autorisation ou consentement nécessaire pour permettre à l'Acheteur ou son représentant désigné pour assister aux tests et/ou inspections.

23.13 L'Acheteur peut demander au Fournisseur d'effectuer des tests et/ou inspections non requis par le Contrat, mais jugées nécessaires pour vérifier que les caractéristiques et la performance des produits soient conformes aux spécifications techniques et aux normes en vertu du Contrat, à condition que les frais et dépenses du Fournisseur engagés pour la réalisation des tests et/ou inspections supplémentaires soient raisonnables et s’ajoutent au Prix du Contrat. De plus, si lesdits tests et/ou inspections font obstacle à la poursuite de la fabrication et/ou la performance du Fournisseur pour respecter ses autres obligations en vertu du Contrat, il faudra tenir dûment en compte à propos des Dates de Livraison et les Dates d'Achèvement et d’autres obligations ainsi affectées.

23.14 Le fournisseur doit fournir à l'Acheteur un rapport des résultats des tels tests et/ou inspections.

23.15 L'Acheteur peut rejeter tout Bien ou partie de ceux-ci qui ne réussissent pas à passer un test et/ou contrôle du fabricant ou ne sont pas conformes aux spécifications. Le Fournisseur doit, soit rectifier ou remplacer ces Biens ou pièces rejetés ou apporter les modifications nécessaires pour répondre aux spécifications, sans frais pour l'Acheteur, et doit répéter le test et/ou inspection, sans frais pour l'Acheteur, après avoir donné un avis en vertu du CGC Clause 23.4.

23.16 Le Fournisseur convient que ni l'exécution d'un test et/ou 'inspection des Biens ou une partie de ceux-ci, ni la présence de l'Acheteur ou son représentant, ni l'émission d'un rapport conformément aux CGC 23.6, libère le Fournisseur de donner toutes garanties ou d'autres obligations en vertu du Contrat.

Garantie

24.6 Le Fournisseur garantit que touts les Biens sont neufs, inutilisés, et les modèles les plus récents ou actuels, et qu'ils intègrent toutes les dernières améliorations en matière de conception et de matériaux, sauf disposition contraire dans le Contrat.

24.7 Sous réserve du CGC Clause 19.1, le Fournisseur garantit en outre que les Biens n’auront pas des vices résultant d'un acte ou d'une omission du Fournisseur ou liés à la conception, matériaux et la fabrication, sous une utilisation normale dans les conditions particulières dans le pays de destination finale.

24.8 Sauf indication contraire dans le CPC, la garantie restera en vigueur douze (12) mois après que les Biens ou une partie de ceux-ci, le cas échéant, ont été livrés et acceptés à la destination finale indiqué dans le CPC.

24.9 Sur réception d’un tel avis, le Fournisseur doit, dans le délai spécifié dans le CPC, réparer ou remplacer les Biens ou pièces défectueuses, sans frais pour l'Acheteur.

24.10 Si après avoir été notifié, le Fournisseur ne remédie pas le défaut dans le délai spécifié dans le CPC, l'Acheteur peut prendre, dans un délai raisonnable, les mesures correctives nécessaires, aux risques et frais du Fournisseur et sans préjudice d'autres droits que l'Acheteur peut avoir contre le Fournisseur en vertu du Contrat.

Indémnisation pour Brevets et Droits d'Auteur

25.6 Le Fournisseur doit, sous réserve de conformité de l'Acheteur avec Clause 15.2 du CGC, pour une période de douze (12) mois, d'indemniser l'Acheteur, ses employés et ses administrateurs, contre tout procès, action ou poursuite administrative, réclamation, demande, perte, dommage, coût et dépense de toute nature, y compris les honoraires et frais d'avocat, que l'Acheteur pourrait subir à la suite d'une contrefaçon ou prétendue contrefaçon de brevet, modèle d'utilité, modèle déposé, marque, droit d'auteur, ou tout autre droit de propriété intellectuelle enregistré ou existant à la date du Contrat en raison de:

(c) l’installation des Biens par le Fournisseur ou l’utilisation des Biens dans le pays où se trouve le Site; et

(d) la vente, dans aucun pays, des produits fabriqués par les Biens.

Cette indemnité ne couvrira aucune utilisation des Biens ou une partie de ceux-ci pour d'autres fins que celles indiquées dans ou qui soient raisonnablement déduites du Contrat, ni aucune infraction résultant de l'utilisation des Biens ou une partie de ceux-ci, ou tout autre marchandise ainsi produite en association ou en combinaison avec d’autre équipement, plante, ou matériaux non fournis par le Fournisseur, conformément au Contrat.

25.7 Dans le cas où une procédure intentée ou une réclamation dirigée contre l'Acheteur découlait des questions visées au CGC Clause 25.1, l'Acheteur devra remettre sans délai au Fournisseur un avis de celle-ci, et le Fournisseur peut, à ses frais et dans le nom de l'Acheteur mener ladite procédure ou réclamation et toute négociation en vue du règlement de cette procédure ou de réclamation.

25.8 Si le Fournisseur omet de notifier à l'Acheteur dans les vingt-huit (28) jours après réception de la notification, qu'il entend mener ladite procédure ou réclamation, l'Acheteur est libre de le faire en son propre nom.

25.9 L'Acheteur doit, à la demande du Fournisseur, mettre toute son assistance à la disposition du Fournisseur dans la conduite de cette procédure ou réclamation, et sera remboursé par le Fournisseur pour tous les frais raisonnablement engagés pour cette affaire.

25.10 L'Acheteur devra indemniser le Fournisseur et ses employés, agents et Sous-traitants, contre toute poursuite, action ou poursuite administrative, réclamations, demandes, pertes, dommages, coûts et dépenses de toute nature, y compris les honoraires d'avocat et charges, dont le Fournisseur peut subir à la suite d'une contrefaçon ou prétendue contrefaçon de brevet, modèle d'utilité, modèle déposé, marque, droit d'auteur ou autre droit de propriété intellectuelle enregistrés ou en vigueur à la date du Contrat découlant de ou dans le cadre des plans, des données, dessins, spécifications, ou d'autres documents ou matériaux fournis ou conçus par ou pour le compte de l'Acheteur.

Limites des Responsabilités
26.1   Sauf en cas de négligence grave ou de faute intentionnelle,
(a)le Fournisseur ne sera pas responsable envers l'Acheteur, que ce soit contractuelle, délictuelle, ou autrement, de toute perte ou dommage indirect, la perte d'usage, perte de production, ou perte de profits ou des coûts d'intérêt; et
(b)la responsabilité globale du Fournisseur à l'Acheteur, que ce soit en vertu du Contrat, en responsabilité délictuelle ou autre, ne excédera pas le Prix Total du Contrat, à condition que cette limitation ne s'applique pas au coût de réparation ou de remplacement du matériel défectueux, ni à l'obligation de Fournisseur d'indemniser l'Acheteur en cas de violation de brevet

Changement des Lois et Règlements
Sauf indication contraire dans le Contrat, si après la date de l'Appel d'Offres, toute loi, règlement, décret, un arrêté ou d'un règlement ayant force de loi est adopté, promulgué, abrogé ou modifié dans le domaine particulier de la Guinée, où se trouve le Site (qui est réputé inclure tout changement dans l'interprétation ou l'application par les autorités compétentes) qui influe sur la Date de Livraison et/ou le Prix du Contrat, la Date de Livraison et/ou le Prix du Contrat devra être augmenté ou diminué en conséquence, dans la mesure où le Fournisseur a été affecté dans l'exécution de ses obligations en vertu du Contrat. Nonobstant ce qui précède, ce coût supplémentaire ou réduit ne sera pas payé ou crédité si le même a déjà été pris en compte dans les dispositions d'ajustement des prix le cas échéant, conformément à la Clause 13 du CGC.

Force Majeure

27.4 Le Fournisseur ne sera pas exposé à la saisie de sa garantie de bonne exécution, des dommages-intérêts, ou de résiliation pour défaut si et dans la mesure où son retard d'exécution ou tout autre manquement à ses obligations en vertu du Contrat est le résultat d'un cas de Force Majeure.

27.5 Aux fins de la Clause présente, “Force Majeure” signifie un événement ou une situation hors du contrôle du Fournisseur qui n'est pas prévisible, est inévitable, et son origine n'est pas dû à la négligence ou le manque de diligence de la part du Fournisseur. Tels événements peuvent inclure, sans toutefois s'y limiter, les actes de l'Acheteur au titre de souverain, les guerres et révolutions, incendies, inondations, épidémies, mesures de quarantaine et embargos.

27.6 Si une situation de Force Majeure survient, le Fournisseur avisera promptement l'Acheteur par écrit de cette condition et la cause de celle-ci. Sauf indication contraire par l'Acheteur par écrit, le Fournisseur continuera à remplir ses obligations en vertu du Contrat dans la mesure où cela est raisonnablement possible, et devra rechercher toutes les solutions de rechange raisonnable pour que l'exécution ne soit pas entravée par le cas de Force Majeure.

Modifications des Commandes et Modifications du Contrat

28.4 L'Acheteur peut à tout moment ordonner le Fournisseur, par notification, conformément Clause 7 du CGC, d'apporter des modifications dans le cadre général du Contrat dans l'un ou plusieurs des éléments suivants, à condition que la modification ne porte pas atteinte en aucune manière au Fournisseur:

(e) les dessins ou spécifications, lorsque les Biens à livrer en vertu du Contrat doivent être fabriquées spécialement pour l'Acheteur;

(f) la méthode d'expédition ou d'emballage;

(g) le lieu de livraison; et

(h) les Services Connexes qui doivent être fournis par le Fournisseur.

28.5 Si une telle modification entraîne une augmentation du coût ou du temps nécessaire à la performance du Fournisseur de dispositions en vertu du Contrat, un ajustement équitable sera fait dans le Prix du Contrat et dans le Calendrier de Livraison/Achèvement, et le Contrat sera modifié en conséquence. Toute demande d'ajustement du Fournisseur au titre de la Clause présente doit être déposée dans les vingt-huit (28) jours à compter dès la date de la réception de l'ordre de modification de l’Acheteur au Fournisseur.

28.6 Les tarifs pratiqués par le Fournisseur pour les Services Connexes qui pourraient être nécessaires, mais qui n'ont pas été inclus dans le Contrat seront convenus à l'avance par les parties et ne dépassera pas les tarifs en vigueur pratiqués dans d'autres parties par le Fournisseur pour des services similaires.

Prorogations de Délai

29.2 Si à tout moment pendant l'exécution du Contrat, le Fournisseur ou ses Sous-traitants se heurtent à une situation qui les empêche de livrer les Biens ou l'exécution des Services Connexes conformément aux dispositions de la Clause 11 du CGC, le Fournisseur avisera promptement l'Acheteur par écrit du retard, de sa durée probable et de sa raison. Dès que possible après réception de la notification du Fournisseur, l'Acheteur évaluera la situation et pourra proroger les délais impartis au Fournisseur pour l’exécution, auquel cas la prorogation sera ratifiée par les parties par voie de modification du Contrat.

Résiliation

30.3 Résiliation pour Manquement

(c) L'Acheteur, sans préjudice de tout autre recours pour violation de Contrat, par un avis de défaut envoyé au Fournisseur, peut résilier le Contrat en tout ou en partie:

(iii) si le Fournisseur manque à livrer l'un ou un ensemble des Biens dans le délai prévu dans le Contrat, ou dans les délais prolongés par l'Acheteur conformément à Clause 29 du CGC; ou

(iv) si le Fournisseur manque à exécuter toute autre obligation importante aux termes du Contrat et telle obligation demeure inchangée par le Fournisseur pour une période de trente (30) jours.

(d) Si le Fournisseur a livré à des pratiques corrompues ou frauduleuses, telle que définies dans la Clause 4 du CGC, tel que déterminé par le tribunal compétent ou la décision arbitrale, dans la concurrence ou de l'exécution du Contrat.

30.4 Résiliation pour Insolvabilité

(c) l'Acheteur peut à tout moment résilier le Contrat en donnant un préavis au Fournisseur si celui fait faillite ou devient insolvable. Dans un tel cas, la résiliation se fera sans indemnisation pour le Fournisseur, à condition que cette résiliation ne préjugera ni n'affectera aucun droit ou recours qui a acquis ou qui acquerra par la suite à l'Acheteur.

(d) le Fournisseur peut résilier le Contrat dans les conditions prévues dans la Clause 14.5 du CGC.

Affectation	31.1 Ni l'Acheteur ni le Fournisseur doit céder, en totalité ou en partie, leurs obligations en vertu du présent Contrat, sauf avec le consentement écrit préalable de l'autre partie.

Section II. Conditions Particulières du Contrat
Les Conditions Particulières du Contrat suivantes (CPC) doivent compléter et/ou modifier les Conditions Générales du Contrat (CGC). Chaque fois qu'il y a un conflit, les dispositions ci-après prévalent sur celles des pays du CGC.

CGC 1.1	L’Acheteur est: MINISTÈRE DE LA SANTÉ ET DE L’ADMINISTRATION ET CONTRÔLE DES GRANDS PROJETS (ACGP)
CGC 1.2	Le Site est: la République de Guinée
CGC 5.2	La version des Incoterms sera: CIF CONAKRY PORTS
CGC 6.1	La langue doit être: FRANÇAIS/ANGLAIS
CGC 7.1
Pour les avis, l’adresse de l’Acheteur doit être:
Attention: MINISTÈRE DE LA SANTÉ ET D’HYGIÈNE PUBLIQUE
Adresse: BOULEVARD DU COMMERCE
Étage/ Numéro: BP : 585
Ville: CONAKRY,
Pays: RÉPUBLIQUE DE GUINÉE
Téléphone: + 224 30 41 10 88

CGC 8.1	La loi applicable sera la Loi Fédérale du Canada
CGC 9.2
Le mécanisme officiel de règlement des différends doit être comme suit:
Tout litige, différence, controverse ou réclamation concernant, découlant de ou liée au présent Contrat, ou la violation, sa résiliation ou son invalidité, seront réglés par voie d'arbitrage conformément au Règlement d'Arbitrage de la CNUDCI en vigueur à la date de la présente Entente. L'autorité de nomination sera le Chef d'Équipe du Rôle Commercial de la Cour Supérieure de Justice de l'Ontario dans la Région de Toronto. Le nombre d'arbitres est fixé à un (1). Le lieu de l'arbitrage sera à Toronto, Ontario, Canada. La langue à utiliser dans la procédure arbitrale sera l'anglais.

CGC 10.1 CGC 10.2 CGC 10.3
L’étendu des Biens et Services Connexes à fournir doit être tel que spécifié dans: la PROPOSITION TÉCNIQUE DE KALLO NUMÉRO DE RÉFÉRENCE: AF/GU/NOV-2013/TP-000202
Le prix des Biens et Services Connexes à fournir sera précisé dans: la PROPOSITION FINANCIÈRE KALLO NUMÉRO DE RÉFÉRENCE: AF/GU/NOV-2013/FP-000202
LA RÉPUBLIQUE DE GUINÉE doit fournir une garantie de la Banque Centrale et le Ministère des Finances pour la valeur totale du projet, afin d'aider le fournisseur à faciliter le financement approprié.

CGC 11.1
Livraison et Documents

Lors de l'expédition, le Fournisseur notifiera l'Acheteur et la Compagnie d'Assurance par fax ou courrier électronique les détails complets de l'envoi (ou l'autre site de transport), y compris le numéro du Contrat, la description des Biens, la quantité, le navire, le numéro de connaissement et la date, le port (site) de chargement, la date d'expédition (site) port de déchargement, etc. Le Fournisseur doit envoyer les documents suivants à l'Acheteur, avec copie à la Compagnie d'Assurance:

(i)des copies de la facture du Fournisseur indiquant la description des Biens, la quantité, le prix unitaire, et le montant total;
(ii)original et 2 copies du projet de loi négociable, net à bord connaissement portant la mention "fret payé" et 2 copies du connaissement non négociable ou CIM ou CMR en fonction du type de transports produit en premier lieu;
(iii)une copie de la liste de colisage identifiant le contenu de chaque colis;
(iv)le certificat d’assurance;
(v)le certificat de garantie du Fabricant ou du Fournisseur;
(vi)le rapport d’inspection de l’Usine du Fournisseur; et
(vii)certificat d’origine.

Les documents ci-dessus doivent être reçus par l'Acheteur au moins une semaine avant l'arrivée des Biens au port ou lieu d'arrivée et, s’ils ne sont pas reçus, le Fournisseur sera responsable de tous les frais qui en découlent.

Pour les Biens provenant du Pays de l’Acheteur:

Fourniture de l'échantillon (EXW)

Lors de la livraison des Biens au transporteur, le Fournisseur notifiera à l'Acheteur et envoyer par courrier les documents suivants à l'Acheteur:

(i)copies de la facture du Fournisseur indiquant la description de Biens, la quantité, le prix unitaire et le montant total;
(ii)le bon de livraison, la réception du chemin de fer, ou la réception du camion;
(iii)le certificat du Fabricant ou du Fournisseur;
(iv)le certificat d’inspection délivré par l'organisme d'inspection désigné, et le rapport d'inspection en Usine du Fournisseur; et
(v)le certificat d’origine.

Les documents ci-dessus doivent être reçus par l'Acheteur avant l'arrivée des Biens et, s’ils ne sont pas reçus, le Fournisseur sera responsable de tous les frais qui en découlent.

CGC 13.1	Les prix pratiqués pour les Biens livrés et les Services Connexes fournis NE DOIVENT PAS être réglable.
CGC 14.1

Le paiement sera effectué (en dollars américains) de la manière suivante:

1) Virement télégraphique bancaire

80% de la valeur totale incluant le coût de fret et de l'assurance à être transféré sur présentation du contrat d'approvisionnement de Gouvernement de la Guinée.
20% de la valeur totale incluant le coût de fret et de l'assurance à être transféré sur présentation d’une facture certifiée de la clientèle et à la réception de dock pour la première expédition partielle FCA port américain ou port canadien.
2) Par une Lettre de Crédit irrévocable et sans restrictions à vue confirmée par une banque de premier plan américain ou canadien sans clauses de pénalité, valable pour 330 jours (permet des dispositions d'expédition), sous réserve des Règles et Usances Uniformes et relatives aux Crédits Documentaires, RUU 600 (Révision de 2007), payable comme indiqué ci-dessous.
80% du tirage en espèce de la valeur totale incluant le coût de fret et de l'assurance doit être autorisé pour la libération sur présentation du Contrat de Fourniture au Gouvernement de Guinée.
20% de la valeur totale incluant le coût de fret et de l’assurance à être autorisé pour la libération, sur présentation d’une facture certifiée de la clientèle et à la réception de dock pour la première expédition partielle FCA port américain ou port canadien.

CGC 20.2	L'emballage, le marquage et les documents à l'intérieur et à l'extérieur des emballages doivent être: MINISTÈRE DE LA SANTÉ, Guinée
CGC 21.1	L'Assurance doit être d'un montant égal à 100 pour cent de la valeur CIF ou CIP des Biens de "entrepôt" à "entrepôt" à base des "Tous Risques", à l'exclusion des les Risques de Guerre et des Grèves.
CGC 22.1
La responsabilité du transport des Biens doit être spécifiée dans les Incoterms.
Si non conforme aux Incoterms, la responsabilité des transports sera fixé comme suit:

1) le centre de production de Kallo à Conakry (Seaport), la Guinée sera de la responsabilité de Kallo.

2) Conakry (Seaport), Guinée sur les sites respectifs sera responsabilité du Gouvernement de Guinée.

CGC 23.2	Les inspections et les tests et son acceptation par l'Acheteur doivent être effectués à: LE SITE DU FABRICANT
CGC 24.3	La période de validité de la Garantie est de: 12 mois. Aux fins de la Garantie, le lieu de destination finale est: la République de Guinée.

Formulaires du Contrat

Tableau des Formulaires

Contrat 28

Instructions pour remplir les Formulaires du Contrat 32

Section VIII Conditions Particulières du Contrat

Contrat

CET ENTENTE conclu le 7th jour de janvier, 2014, entre le MINISTÈRE DE LA SANTÉ ET DE L’ADMINISTRATION ET CONTROLE DES GRANDS PROJETS (ACGP) (ci-après “l’Acheteur”), d’une part, et Kallo Inc. USA, dont le siège est au Canada (ci-après “le Fournisseur”), d’autre part:

ATTENDU QUE l’Acheteur a invité le Fournisseur à Proposer pour certains Biens et Services Connexes, a savoir,la Proposition Técnique Ref#AF/GU/NOV-2013/TP-000202 et la Proposition Financière Ref#AF/GU/NOV-2013/FP-000202 et a accepté un Proposition par le Fournisseur pour la fourniture de ces Biens et Services Connexes à la somme de US$200. 000.925,00 (Deux cent millions neuf cent vingt cinq dollars américain) ci-après “le Prix du Contrat”.

LA PRÉSENTE ENTENTE ATTESTE CE QUI SUIT:

1.	Dans cette Entente, les mots et expressions auront le sens qui leur est respectivement attribué à eux dans le contrat visé.

2.	Les documents suivants sont réputés pour former et être lus et interprétés dans le cadre du présent Accord, à savoir:

(a)	la notification de l'Acheteur au Fournisseur d'attribution du Contrat;
(b)	la Proposition Técnique Ref#AF/GU/NOV-2013/TP-000202 et la Proposition Financière Ref#AF/GU/NOV-2013/FP-000202 Fournisseur;
(c)	les Conditions Particulières du Contrat;
(d)	les Conditions Générales du Contrat;

3.
En contrepartie des paiements à être effectués par l'Acheteur au Fournisseur, comme indiqué dans la présente Entente, ledit Fournisseur convient avec l'Acheteur de fournir les Biens et Services Connexes et de remédier les défauts qui y sont conformes à tous égards aux dispositions du Contrat.

4.
L'Acheteur s’engage à payer au Fournisseur, en contrepartie de la fourniture des Biens et Services Connexes et à la rectification des défauts éventuels, le Prix du Contrat ou de tout autre montant qui peut devenir payable en vertu des dispositions du Contrat dans les délais et selon les modalités prescrites par le Contrat.

EN FOI DE QUOI, les parties qui signent la présente convention doit être exécutée en conformité avec les lois de la Guinée le jour, le mois et l'année indiquée ci-dessus.

Pour l'Acheteur:

Nom : Son Excellence Docteur Edouard Niankoye LAMA

Désignation : Ministre de la Santé et d’Hygiène Publique

Signature __________________________________

Témoigné par_______________________________

Pour le Fournisseur:

Nom  John Cecil

Désignation : Chairman & CEO

Signature _____________________________________

Témoigné par__________________________________